Exhibit 99.1
Extractive Sector Transparency Measures Act - Resource Extraction Payment Report for the year ended December 31, 2024

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Imperial Oil Limited
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-23
Reporting Entity ESTMA Identification Number	E425849		☑	Original Submission
			☐	Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chris Leyerzapf				Date	2025-05-12
Position Title	Assistant Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year			From:	2024-01-01	To:	2024-12-31
Reporting Entity Name			Imperial Oil Limited					Currency of the Report		CAD
Reporting Entity ESTMA Identification Number			E425849
Subsidiary Reporting Entities (if necessary)			E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF ALBERTA		254,330,000	1,584,820,000	22,820,000					1,861,970,000
Canada	REGIONAL MUNICIPALITY OF WOOD BUFFALO		52,230,000		270,000					52,500,000
Canada	GOVERNMENT OF SASKATCHEWAN				4,350,000					4,350,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO 87		30,450,000							30,450,000
Canada	TOWN OF NORMAN WELLS		5,510,000							5,510,000
Canada	GOVERNMENT OF CANADA		854,090,000	1,040,000	370,000					855,500,000
Canada	GOVERNMENT OF QUEBEC		18,070,000							18,070,000
Canada	ATHABASCA CHIPEWYAN FIRST NATION				3,860,000					3,860,000
Canada	FORT MCMURRAY #468 FIRST NATION				2,480,000					2,480,000
Canada	FORT MCKAY FIRST NATION				3,380,000					3,380,000
Canada	MIKISEW CREE FIRST NATION				4,760,000					4,760,000
Canada	COLD LAKE FIRST NATIONS				970,000					970,000

Canada	FORT MCKAY METIS COMMUNITY ASSOCIATION	670,000	670,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #1935 FORT MCMURRAY	1,610,000	1,610,000
Canada	ELIZABETH METIS SETTLEMENT	500,000	500,000
Canada	ONION LAKE CREE NATION	310,000	310,000
Canada	WHITEFISH LAKE FIRST NATION	170,000	170,000
Canada	HEART LAKE FIRST NATION	120,000	120,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #125 FORT CHIPEWYAN	1,980,000	1,980,000
Canada	BEAVER LAKE CREE NATION	410,000	410,000
Canada	BUFFALO LAKE METIS SETTLEMENT	460,000	460,000

Additional Notes:	This consolidated report includes payments for the period of January 1, 2024 to December 31, 2024, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	2024-01-01	To:	2024-12-31
Reporting Entity Name		Imperial Oil Limited					Currency of the Report		CAD
Reporting Entity ESTMA Identification Number		E425849
Subsidiary Reporting Entities (if necessary)		E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	COLD LAKE	30,450,000	998,790,000	9,460,000					1,038,700,000
Canada	KEARL	52,230,000	585,810,000	23,640,000					661,680,000
Canada	OTHER OIL SANDS	1,126,500,000		8,100,000					1,134,600,000
Canada	CONVENTIONAL & OTHER		210,000	8,170,000					8,380,000
Canada	NORMAN WELLS	5,510,000	1,040,000	120,000					6,670,000

Additional Notes[3]:	This consolidated report includes payments for the period of January 1, 2024 to December 31, 2024, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.